RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Final Pricing Supplement Pricing Supplement Dated August 26, 2011 to the Product Prospectus Supplement, Prospectus Supplement, and Prospectus, Each Dated January 28, 2011	$11,472,000 Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering twenty four (24) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Twenty four RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	August 26, 2011	Principal Amount:	$1,000 per RevCons
Issuance Date:	August 31, 2011	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3151	Alcoa Inc. (AA)	18.25%	$11.86	$9.49	3 Months	78008TQB3	$544,000	100%	$8,160 1.50%	$535,840 98.50%
3152	Abercrombie & Fitch Co. (ANF)	22.75%	$59.21	$47.37	3 Months	78008TQD9	$200,000	100%	$3,000 1.50%	$197,000 98.50%
3153	Catepillar Inc. (CAT)	13.00%	$85.16	$68.13	3 Months	78008TQE7	$765,000	100%	$11,475 1.50%	$753,525 98.50%
3154	CBS Corporation (CBS)	14.00%	$23.17	$17.38	3 Months	78008TQW7	$36,000	100%	$540 1.50%	$35,460 98.50%
3155	Cummins Inc. (CMI)	16.00%	$87.47	$65.60	3 Months	78008TQX5	$736,000	100%	$11,040 1.50%	$724,960 98.50%

(continued on the next page)

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3156	Ford Motor Company (F)	16.50%	$10.40	$8.32	3 Months	78008TQG2	$399,000	100%	$5,985 1.50%	$393,015 98.50%
3157	Freeport-McMoRan Copper & Gold Inc. (FCX)	17.25%	$44.53	$35.62	3 Months	78008TQH0	$435,000	100%	$6,525 1.50%	$428,475 98.50%
3158	Goodyear Tire & Rubber Company (GT)	17.75%	$11.81	$8.86	3 Months	78008TQJ6	$110,000	100%	$1,650 1.50%	$108,350 98.50%
3159	Halliburton Company (HAL)	16.00%	$41.46	$33.17	3 Months	78008TQK3	$571,000	100%	$8,565 1.50%	$562,435 98.50%
3160	The Hartford Financial Services Group, Inc. (HIG)	26.00%	$17.19	$13.75	3 Months	78008TQL1	$1,126,000	100%	$16,890 1.50%	$1,109,110 98.50%
3161	International Paper Company (IP)	16.50%	$25.68	$20.54	3 Months	78008TQM9	$80,000	100%	$1,200 1.50%	$78,800 98.50%
3162	McMoRan Exploration Co. (MMR)	14.25%	$11.79	$7.66	3 Months	78008TQP2	$170,000	100%	$2,550 1.50%	$167,450 98.50%
3163	NYSE Euronext (NYX)	15.25%	$27.15	$21.72	3 Months	78008TQR8	$27,000	100%	$405 1.50%	$26,595 98.50%
3167	United States Steel Corporation (X)	19.75%	$27.55	$20.66	3 Months	78008TQV9	$151,000	100%	$2,265 1.50%	$148,735 98.50%
3169	Chesapeake Energy Corporation (CHK)	13.25%	$30.52	$24.42	6 Months	78008TQF4	$240,000	100%	$4,200 1.75%	$235,800 98.25%
3170	JP Morgan Chase & Co. (JPM)	11.75%	$36.21	$28.97	6 Months	78008TQN7	$35,000	100%	$612.50 1.75%	$34,387.50 98.25%
3171	iShares Silver Trust (SLV)	10.50%	$40.41	$32.33	6 Months	78008TRB2	$25,000	100%	$437.50 1.75%	$24,562.50 98.25%
3172	The Mosaic Company (MOS)	12.25%	$69.38	$55.50	6 Months	78008TQQ0	$107,000	100%	$1,872.50 1.75%	$105,127.50 98.25%
3177	Green Mountain Coffee Roasters, Inc. (GMCR)	26.50%	$97.91	$68.54	3 Months	78008TRN6	$515,000	100%	$7,725 1.50%	$507,275 98.50%
3178	Wells Fargo & Company (WFC)	20.50%	$24.59	$18.44	3 Months	78008TRP1	$1,458,000	100%	$21,870 1.50%	$1,436,130 98.50%
3179	Wynn Resorts Limited (WYNN)	18.00%	$140.34	$105.26	3 Months	78008TRQ9	$585,000	100%	$8,775 1.50%	$576,225 98.50%
3180	Potash Corp of Saskatchewan Inc. (POT)	16.00%	$57.02	$45.62	3 Months	78008TRS5	$780,000	100%	$9,750 1.25%	$770,250 98.75%
3181	Hecla Mining Company (HL)	16.30%	$7.68	$5.38	3 Months	78008TRT3	$1,292,000	100%	$16,150 1.25%	$1,275,850 98.75%
3182	Clean Energy Fuels Corp. (CLNE)	16.75%	$13.64	$8.18	3 Months	78008TRU0	$1,085,000	100%	$13,562.50 1.25%	$1,071,437.50 98.75%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to twenty four (24) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Twenty (20) of the Notes have a term of three months (“Three Month Notes”) and four (4) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	August 26, 2011

Issuance Date:	August 31, 2011

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, including the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	November 25, 2011

Maturity Date:	November 30, 2011

Six Month Notes:

Valuation Date:	February 24, 2012

Maturity Date:	February 29, 2012

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)          the Final Stock Price is less than the Initial Stock Price; and

(ii)         on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

Additional Risks Relating to RevCon No. 3171 (SLV):

•
The Market Price of Silver Will Affect the Value of the Notes — The Notes are linked to the performance of the Reference Stock, the value of which depends upon the price of silver. As a result, we expect that generally the market value of the Notes will depend in large part on the market price of silver. The price of silver is primarily affected by the global demand for and supply of silver. The market for silver bullion is global, and silver prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of silver is usually quoted), interest rates, silver borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Silver prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of silver by the official sector, including central banks and other governmental agencies and multilateral institutions which hold silver. Additionally, silver prices may be affected by levels of silver production, production costs and short-term changes in supply and demand due to trading activities in the silver market.

•
There Are Risks Associated with Investing in Silver or Silver-Linked Notes —The London Silver Fix (as described below) and the value of the Reference Stock, is derived from a principals’ market which operates as an OTC physical commodity market. Certain features of U.S. futures markets are not present in the context of trading on such principals’ markets. For example, there are no daily price limits, which would otherwise restrict the extent of daily fluctuations in the prices of the commodities in such markets. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

•
Changes in the Methodology Used to Calculate the London Silver Fix or Changes in Laws or Regulations May Affect the Value of the Notes —. Members of the London Bullion Market Association (the “LBMA”) set the London Silver Fix and may adjust the value of the London Silver Fix in a way that adversely affects the value of the Notes. In setting the London Silver Fix, these members have no obligation to consider your interests. The LBMA may from time to time change any rule or bylaw or take emergency action under its rules, any of which could affect the London Silver Fix. Any change of this kind could cause a decrease in the value of the Reference Stock, which would adversely affect the value of the Notes.

In addition, the price of silver could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts, or other official bodies. Any event of this kind could adversely affect the London Silver Fix and, as a result, could adversely affect the value of the Notes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008TQB3 (AA): 0.32% of each stated interest payment (18.25%) in total) will be treated as an interest payment and 17.93% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQD9 (ANF): 0.32% of each stated interest payment (22.75%) in total) will be treated as an interest payment and 22.43% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQE7 (CAT): 0.32% of each stated interest payment (13.00%) in total) will be treated as an interest payment and 12.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQW7 (CBS): 0.32% of each stated interest payment (14.00%) in total) will be treated as an interest payment and 13.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQX5 (CMI): 0.32% of each stated interest payment (16.00%) in total) will be treated as an interest payment and 15.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQG2 (F): 0.32% of each stated interest payment (16.50%) in total) will be treated as an interest payment and 16.18% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQH0 (FCX): 0.32% of each stated interest payment (17.25%) in total) will be treated as an interest payment and 16.93% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQJ6 (GT): 0.32% of each stated interest payment (17.75%) in total) will be treated as an interest payment and 17.43% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQK3 (HAL): 0.32% of each stated interest payment (16.00%) in total) will be treated as an interest payment and 15.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQL1 (HIG): 0.32% of each stated interest payment (26.00%) in total) will be treated as an interest payment and 25.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQM9 (IP): 0.32% of each stated interest payment (16.50%) in total) will be treated as an interest payment and 16.18% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQP2 (MMR): 0.32% of each stated interest payment (14.25%) in total) will be treated as an interest payment and 13.93% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008TQR8 (NYX): 0.32% of each stated interest payment (15.25%) in total) will be treated as an interest payment and 14.93% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQV9 (X): 0.32% of each stated interest payment (19.75%) in total) will be treated as an interest payment and 19.43% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQF4 (CHK): 0.48% of each stated interest payment (13.25%) in total) will be treated as an interest payment and 12.77% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQN7 (JPM): 0.48% of each stated interest payment (11.75%) in total) will be treated as an interest payment and 11.27% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRB2 (SLV): 0.48% of each stated interest payment (10.50%) in total) will be treated as an interest payment and 10.02% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TQQ0 (MOS): 0.48% of each stated interest payment (12.25%) in total) will be treated as an interest payment and 11.77% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRN6 (GMCR): 0.32% of each stated interest payment (26.50%) in total) will be treated as an interest payment and 26.18% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRP1 (WFC): 0.32% of each stated interest payment (20.50%) in total) will be treated as an interest payment and 20.18% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRQ9 (WYNN): 0.32% of each stated interest payment (18.00%) in total) will be treated as an interest payment and 17.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRS5 (POT): 0.32% of each stated interest payment (16.00%) in total) will be treated as an interest payment and 15.68% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRT3 (HL): 0.32% of each stated interest payment (16.30%) in total) will be treated as an interest payment and 15.98% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TRU0 (CLNE): 0.32% of each stated interest payment (16.75%) in total) will be treated as an interest payment and 16.43% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

RevCons No. 3151-3170; RevCon No. 3172; RevCons 3177-3182:

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock trades on the New York Stock Exchange under the symbol “AA.”

•
Abercrombie & Fitch Co. a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells casual sportswear apparel. Its Class A common stock trades on the New York Stock Exchange under the symbol “ANF.”

•
Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock trades on the New York Stock Exchange under the symbol “CAT.”

•
CBS Corporation is a multimedia company that operates broadcasting, television production, and publishing businesses. The company operates television and radio stations, produces and syndicates television programs, publishes books, provides online content as well as provides outdoor advertising. Its Class B common stock trades on the New York Stock Exchange under the symbol “CBS.”

•
Cummins Inc. designs, manufactures, distributes and services diesel and natural gas engines. The company also manufactures electric power generation systems and engine-related component products, including filtration and exhaust aftertreatment, fuel systems, controls, and air handling systems. Its common stock trades on the New York Stock Exchange under the symbol “CMI.”

•
Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock trades on the New York Stock Exchange under the symbol “F.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•
The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock trades on the New York Stock Exchange under the symbol “GT.”

•
Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Its common stock trades on the New York Stock Exchange under the symbol “HAL.”

•
The Hartford Financial Services Group, Inc. provides a range of insurance products and operates around the world. The company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance. Its common stock trades on the New York Stock Exchange under the symbol “HIG.”

•
International Paper Company produces and distributes printing paper, packaging, forest products, and chemical products. The company operates specialty businesses in global markets as well as a broadly based distribution network, and exports its products worldwide. Its common stock trades on the New York Stock Exchange under the symbol “IP.”

•
McMoRan Exploration Co. explores for and produces oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area. Its common stock trades on the New York Stock Exchange under the symbol “MMR.”

•
NYSE Euronext operates an international stock exchange. The company operates a marketplace for equities and derivatives in Belgium, France, the Netherlands and Portugal, derivatives in the United Kingdom, and equities and other securities in the United States. Its common stock trades on the New York Stock Exchange under the symbol “NYX.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Chesapeake Energy Corporation produces oil and natural gas. The company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States. Its common stock trades on the New York Stock Exchange under the symbol “CHK.”

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. Its common stock trades on the New York Stock Exchange under the symbol “JPM.”

•
The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries. The company's principal products include concentrated phosphates, and potash. Its common stock trades on the New York Stock Exchange under the symbol “MOS.”

•
Green Mountain Coffee Roasters, Inc. is a specialty coffee and coffee maker business. The Company provides Keurig single-cup brewing systems which includes Keurig single-cup brewer, K-Cup portion packs used by the system, as well as related accessories. The company manages operations through two business segments, the specialty coffee business unit and the Keurig business unit..  Its common stock trades on the Nasdaq Global Select Market under the symbol “GMCR.”

•
Wells Fargo & Company is a diversified financial services company providing banking, insurance, investments, mortgage, leasing, credit cards, and consumer finance. The company operates through physical stores, the Internet and other distribution channels across North America and elsewhere internationally. Its common stock trades on the New York Stock Exchange under the symbol “WFC.”

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts features guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships. Its common stock trades on the Nasdaq Global Select Market under the symbol “WYNN.”

•
Potash Corporation of Saskatchewan Inc. produces potash, phosphate, and nitrogen to the agricultural and industrial industries worldwide. The company conducts operations in Canada, Chile, the United States, Brazil, and Trinidad.  Its common shares trades on the New York Stock Exchange under the symbol “POT.”

•
Hecla Mining Company explores, develops, and mines precious metals, gold and silver. The company has operations in the United States and Mexico. Its common shares trades on the New York Stock Exchange under the symbol HL.”

•
Clean Energy Fuels Corporation designs, builds, finances and operates natural gas filling stations for vehicle fleets. The company also helps its customers acquire and finance natural gas vehicles and obtain local, state, and federal clean air rebates and incentives. Its common stock trades on the Nasdaq Global Select Market under the symbol “CLNE.”

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

RevCon No. 3171 (SLV)

We have derived the following information from publicly available documents published by iShares, a registered investment company. We make no representation or warranty as to the accuracy or completeness of the following information. We are not affiliated with the iShares Silver Trust and the iShares Silver Trust will have no obligations with respect to the notes. This terms supplement relates only to the notes and does not relate to the shares of the Reference Stock. Neither we nor RBC Capital Markets, LLC participates in the preparation of the publicly available documents described below. Neither we nor RBC Capital Markets, LLC has made any due diligence inquiry with respect to the Reference Stock in connection with the offering of the notes. There can be no assurance that all events occurring prior to the date of this terms supplement, including events that would affect the accuracy or completeness of the publicly available documents described below, that would affect the trading price of the shares of the Reference Stock have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Reference Stock could affect the value of the shares of the Reference Stock on the Valuation Date and therefore could affect the Payment at Maturity.

iShares consists of numerous separate investment portfolios, including the Reference Stock. The Reference Stock is a grantor trust formed on April 21, 2006 and sponsored by BlackRock Asset Management International Inc., a subsidiary of BlackRock, Inc. The Bank of New York Mellon, is the trustee and JPMorgan Chase Bank N.A., London branch is the custodian of the iShares Silver Trust. Information provided to or filed with the SEC by the Reference Stock pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, can be located by reference to SEC file numbers 333-156506 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. We make no representation or warranty as to the accuracy or completeness of the information or reports.

The Reference Stock is designed to provide investors with exposure to the price of silver in an investment portfolio.  The Reference Stock holds silver bullion, and is designed to reflect, at any given time, the price of silver owned by the Reference Stock, before expenses and liabilities.  The Reference Stock holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares.

The Reference Stock’s silver and other assets are valued on the basis of each day’s announced London Silver Fix, the price for an ounce of silver set by three market making members of the London Bullion Market Association, minus all accrued fees, expenses and liabilities.  The Reference Stock uses the iShares ETF methodology.

The selection of the Reference Stock is not a recommendation to buy or sell the shares of the Reference Stock. Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the Reference Stock.

iShares® is a registered mark of Blackrock Institutional Trust Company, N.A. (“BTC”).  The Notes are not sponsored, endorsed, sold, or promoted by BTC or any of its affiliates (collectively “BlackRock”).  BTC has licensed certain trademarks and trade names of BlackRock for our use.  BlackRock makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes.  BlackRock has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The Reference Stock trades as an ETF on the NYSE Arca under the symbol “SLV.”

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, as well as for the first and second quarters of 2011 and the period from July 1, 2011 to August 26, 2011. No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26

1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	3/31/2010	17.60	12.26	14.24
4/1/2010	6/30/2010	15.15	10.01	10.06
7/1/2010	9/30/2010	12.25	9.81	12.11
10/1/2010	12/31/2010	15.63	11.81	15.39

1/1/2011	3/31/2011	17.75	15.42	17.65
4/1/2011	6/30/2011	18.47	14.56	15.86
7/1/2011	8/26/2011	16.59	11.12	11.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	82.06	67.21	73.14
4/1/2008	6/30/2008	78.35	62.57	62.68
7/1/2008	9/30/2008	64.96	35.14	39.45
10/1/2008	12/31/2008	39.32	13.66	23.07

1/1/2009	3/31/2009	25.96	16.95	23.80
4/1/2009	6/30/2009	32.81	22.20	25.39
7/1/2009	9/30/2009	34.95	22.71	32.88
10/1/2009	12/31/2009	42.30	30.02	34.85

1/1/2010	3/31/2010	45.98	29.88	45.64
4/1/2010	6/30/2010	51.11	30.12	30.69
7/1/2010	9/30/2010	40.31	29.94	39.32
10/1/2010	12/31/2010	58.49	37.31	57.63

1/1/2011	3/31/2011	59.88	48.21	58.70
4/1/2011	6/30/2011	77.65	58.13	66.92
7/1/2011	8/26/2011	78.23	55.77	59.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67

1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	12/31/2009	61.21	47.50	56.99

1/1/2010	3/31/2010	64.42	50.50	62.85
4/1/2010	6/30/2010	72.83	55.51	60.07
7/1/2010	9/30/2010	80.00	58.07	78.68
10/1/2010	12/31/2010	94.89	76.52	93.66

1/1/2011	3/31/2011	111.97	92.31	111.35
4/1/2011	6/30/2011	116.42	94.21	106.46
7/1/2011	8/26/2011	112.64	79.56	85.16

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	27.18	21.00	22.08
4/1/2008	6/30/2008	25.00	19.25	19.49
7/1/2008	9/30/2008	19.40	14.09	14.58
10/1/2008	12/31/2008	14.61	4.36	8.19

1/1/2009	3/31/2009	9.19	3.06	3.84
4/1/2009	6/30/2009	9.15	3.65	6.92
7/1/2009	9/30/2009	13.16	5.65	12.05
10/1/2009	12/31/2009	14.55	11.29	14.05

1/1/2010	3/31/2010	14.94	12.33	13.94
4/1/2010	6/30/2010	16.98	12.86	12.93
7/1/2010	9/30/2010	16.23	12.27	15.86
10/1/2010	12/31/2010	19.61	15.89	19.05

1/1/2011	3/31/2011	26.17	18.98	25.04
4/1/2011	6/30/2011	29.13	23.35	28.49
7/1/2011	8/26/2011	29.67	20.94	23.17

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	64.13	38.50	46.82
4/1/2008	6/30/2008	75.09	46.65	65.52
7/1/2008	9/30/2008	75.96	40.19	43.72
10/1/2008	12/31/2008	45.63	17.70	26.73

1/1/2009	3/31/2009	31.77	18.35	25.45
4/1/2009	6/30/2009	37.40	24.64	35.21
7/1/2009	9/30/2009	48.70	31.32	44.81
10/1/2009	12/31/2009	51.64	41.53	45.86

1/1/2010	3/31/2010	63.43	44.84	61.95
4/1/2010	6/30/2010	77.10	58.91	65.13
7/1/2010	9/30/2010	92.80	63.04	90.58
10/1/2010	12/31/2010	111.78	87.00	110.01

1/1/2011	3/31/2011	114.81	93.50	109.62
4/1/2011	6/30/2011	121.41	91.13	103.49
7/1/2011	8/26/2011	113.72	79.62	87.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	6/30/2010	14.57	9.75	10.08
7/1/2010	9/30/2010	13.24	10.02	12.24
10/1/2010	12/31/2010	17.42	12.12	16.79

1/1/2011	3/31/2011	18.97	13.78	14.91
4/1/2011	6/30/2011	16.18	12.66	13.79
7/1/2011	8/26/2011	14.22	9.81	10.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	53.69	34.55	48.11
4/1/2008	6/30/2008	63.62	46.50	58.60
7/1/2008	9/30/2008	58.54	25.62	28.43
10/1/2008	12/31/2008	28.10	7.85	12.22

1/1/2009	3/31/2009	21.73	10.59	19.06
4/1/2009	6/30/2009	30.78	18.30	25.06
7/1/2009	9/30/2009	36.72	21.60	34.31
10/1/2009	12/31/2009	43.68	31.51	40.15

1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	8/26/2011	56.78	41.21	44.53

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	29.87	22.36	25.80
4/1/2008	6/30/2008	30.10	17.53	17.83
7/1/2008	9/30/2008	23.10	14.16	15.31
10/1/2008	12/31/2008	15.11	3.94	5.97

1/1/2009	3/31/2009	8.09	3.17	6.26
4/1/2009	6/30/2009	14.26	6.00	11.26
7/1/2009	9/30/2009	18.84	9.98	17.03
10/1/2009	12/31/2009	18.23	11.88	14.10

1/1/2010	3/31/2010	16.39	12.06	12.64
4/1/2010	6/30/2010	15.27	9.89	9.94
7/1/2010	9/30/2010	12.65	9.10	10.75
10/1/2010	12/31/2010	12.18	9.51	11.85

1/1/2011	3/31/2011	15.71	11.42	14.98
4/1/2011	6/30/2011	18.83	14.44	16.77
7/1/2011	8/26/2011	18.25	10.65	11.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.98	30.01	39.33
4/1/2008	6/30/2008	53.97	38.56	53.07
7/1/2008	9/30/2008	55.38	29.00	32.39
10/1/2008	12/31/2008	31.97	12.80	18.18

1/1/2009	3/31/2009	21.47	14.68	15.47
4/1/2009	6/30/2009	24.76	14.82	20.70
7/1/2009	9/30/2009	28.58	18.11	27.12
10/1/2009	12/31/2009	32.00	25.50	30.09

1/1/2010	3/31/2010	34.87	27.71	30.13
4/1/2010	6/30/2010	35.22	21.10	24.55
7/1/2010	9/30/2010	33.84	24.27	33.07
10/1/2010	12/31/2010	41.72	28.86	40.83

1/1/2011	3/31/2011	50.47	37.69	49.84
4/1/2011	6/30/2011	51.39	44.47	51.00
7/1/2011	8/26/2011	57.77	36.80	41.46

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.41	64.57
7/1/2008	9/30/2008	68.35	31.50	40.99
10/1/2008	12/31/2008	39.74	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.16	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/31/2009	29.59	22.89	23.26

1/1/2010	3/31/2010	29.12	21.60	28.42
4/1/2010	6/30/2010	30.45	21.85	22.13
7/1/2010	9/30/2010	24.27	18.81	22.95
10/1/2010	12/31/2010	27.48	22.25	26.49

1/1/2011	3/31/2011	31.08	24.13	26.93
4/1/2011	6/30/2011	29.58	23.69	26.37
7/1/2011	8/26/2011	27.12	16.27	17.19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	33.77	26.59	27.20
4/1/2008	6/30/2008	29.37	23.15	23.30
7/1/2008	9/30/2008	31.07	21.66	26.18
10/1/2008	12/31/2008	26.64	10.20	11.80

1/1/2009	3/31/2009	12.74	3.93	7.04
4/1/2009	6/30/2009	15.96	6.82	15.13
7/1/2009	9/30/2009	25.30	13.82	22.23
10/1/2009	12/31/2009	27.78	20.62	26.78

1/1/2010	3/31/2010	28.61	21.66	24.61
4/1/2010	6/30/2010	29.25	20.50	22.63
7/1/2010	9/30/2010	25.73	19.33	21.75
10/1/2010	12/31/2010	27.49	21.45	27.24

1/1/2011	3/31/2011	30.44	24.88	30.18
4/1/2011	6/30/2011	33.01	26.25	29.82
7/1/2011	8/26/2011	31.56	22.91	25.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	18.44	12.50	17.29
4/1/2008	6/30/2008	35.50	17.50	27.52
7/1/2008	9/30/2008	29.85	19.58	23.64
10/1/2008	12/31/2008	23.25	7.39	9.80

1/1/2009	3/31/2009	12.35	3.14	4.70
4/1/2009	6/30/2009	7.71	4.26	5.96
7/1/2009	9/30/2009	9.35	4.72	7.55
10/1/2009	12/31/2009	9.78	6.77	8.02

1/1/2010	3/31/2010	18.79	8.21	14.63
4/1/2010	6/30/2010	17.10	8.63	11.11
7/1/2010	9/30/2010	18.03	9.95	17.21
10/1/2010	12/31/2010	19.80	14.18	17.14

1/1/2011	3/31/2011	18.67	14.95	17.71
4/1/2011	6/30/2011	19.26	15.04	18.48
7/1/2011	8/26/2011	18.83	10.98	11.79

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	87.48	55.12	61.71
4/1/2008	6/30/2008	76.71	50.31	50.66
7/1/2008	9/30/2008	51.18	32.28	39.18
10/1/2008	12/31/2008	40.70	16.33	27.38

1/1/2009	3/31/2009	30.60	14.53	17.90
4/1/2009	6/30/2009	31.92	17.46	27.25
7/1/2009	9/30/2009	30.44	23.70	28.89
10/1/2009	12/31/2009	30.00	24.27	25.30

1/1/2010	3/31/2010	29.80	22.30	29.61
4/1/2010	6/30/2010	34.82	26.42	27.63
7/1/2010	9/30/2010	30.91	26.58	28.57
10/1/2010	12/31/2010	31.00	27.32	29.98

1/1/2011	3/31/2011	39.99	30.08	35.17
4/1/2011	6/30/2011	41.60	31.87	34.27
7/1/2011	8/26/2011	35.49	24.62	27.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	8/26/2011	47.32	25.44	27.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17

1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88

1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	6/30/2010	25.55	19.75	20.95
7/1/2010	9/30/2010	23.00	19.69	22.65
10/1/2010	12/31/2010	26.43	20.97	25.91

1/1/2011	3/31/2011	35.95	25.93	33.52
4/1/2011	6/30/2011	34.70	27.28	29.69
7/1/2011	8/26/2011	35.75	26.97	30.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P30

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	49.28	36.02	42.95
4/1/2008	6/30/2008	49.75	33.96	34.31
7/1/2008	9/30/2008	48.35	29.25	46.70
10/1/2008	12/31/2008	50.50	19.69	31.53

1/1/2009	3/31/2009	31.64	14.96	26.58
4/1/2009	6/30/2009	38.94	25.32	34.11
7/1/2009	9/30/2009	46.50	31.59	43.82
10/1/2009	12/31/2009	47.47	40.06	41.67

1/1/2010	3/31/2010	46.05	37.03	44.75
4/1/2010	6/30/2010	48.20	36.51	36.61
7/1/2010	9/30/2010	41.70	35.16	38.07
10/1/2010	12/31/2010	43.12	36.54	42.42

1/1/2011	3/31/2011	48.35	42.65	46.10
4/1/2011	6/30/2011	47.80	39.25	40.94
7/1/2011	8/26/2011	42.54	32.32	36.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P31

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	20.73	14.87	17.09
4/1/2008	6/30/2008	18.37	15.85	17.26
7/1/2008	9/30/2008	19.16	10.15	11.80
10/1/2008	12/31/2008	12.83	8.45	11.25

1/1/2009	3/31/2009	14.44	10.21	12.80
4/1/2009	6/30/2009	15.77	11.65	13.38
7/1/2009	9/30/2009	17.25	12.28	16.38
10/1/2009	12/31/2009	19.11	15.79	16.57

1/1/2010	3/31/2010	18.45	14.38	17.14
4/1/2010	6/30/2010	19.44	16.73	18.21
7/1/2010	9/30/2010	21.56	17.07	21.31
10/1/2010	12/31/2010	30.25	21.43	30.18

1/1/2011	3/31/2011	37.25	26.04	36.79
4/1/2011	6/30/2011	48.35	31.97	33.85
7/1/2011	8/26/2011	42.77	32.62	40.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P32

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	119.78	71.00	102.60
4/1/2008	6/30/2008	163.22	95.00	144.70
7/1/2008	9/30/2008	146.92	62.21	68.02
10/1/2008	12/31/2008	71.50	21.94	34.60

1/1/2009	3/31/2009	49.78	31.17	41.98
4/1/2009	6/30/2009	59.33	37.10	44.30
7/1/2009	9/30/2009	55.73	39.39	48.07
10/1/2009	12/31/2009	62.45	45.00	59.73

1/1/2010	3/31/2010	68.25	52.87	60.77
4/1/2010	6/30/2010	60.21	38.86	38.98
7/1/2010	9/30/2010	63.93	37.68	58.76
10/1/2010	12/31/2010	76.80	58.59	76.36

1/1/2011	3/31/2011	89.24	71.87	78.75
4/1/2011	6/30/2011	83.41	58.84	67.73
7/1/2011	8/26/2011	74.31	55.70	69.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P33

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	9.29	5.56	7.03
4/1/2008	6/30/2008	9.94	6.47	8.35
7/1/2008	9/30/2008	9.33	6.99	8.74
10/1/2008	12/31/2008	9.11	5.19	8.60

1/1/2009	3/31/2009	11.22	7.13	10.67
4/1/2009	6/30/2009	21.21	10.19	19.71
7/1/2009	9/30/2009	25.29	17.76	24.61
10/1/2009	12/31/2009	27.65	19.87	27.16

1/1/2010	3/31/2010	32.83	26.04	32.27
4/1/2010	6/30/2010	33.20	21.85	25.70
7/1/2010	9/30/2010	37.95	24.84	31.19
10/1/2010	12/31/2010	38.86	26.14	32.86

1/1/2011	3/31/2011	65.00	32.74	64.61
4/1/2011	6/30/2011	90.00	63.06	89.26
7/1/2011	8/26/2011	111.41	83.50	97.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P34

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	34.56	24.42	29.10
4/1/2008	6/30/2008	32.34	23.46	23.75
7/1/2008	9/30/2008	42.50	20.46	37.53
10/1/2008	12/31/2008	38.95	19.90	29.48

1/1/2009	3/31/2009	30.09	7.80	14.24
4/1/2009	6/30/2009	28.45	13.65	24.26
7/1/2009	9/30/2009	29.56	22.08	28.18
10/1/2009	12/31/2009	31.53	25.01	26.99

1/1/2010	3/31/2010	31.99	26.37	31.12
4/1/2010	6/30/2010	34.25	25.52	25.60
7/1/2010	9/30/2010	28.77	23.02	25.13
10/1/2010	12/31/2010	31.61	23.37	30.99

1/1/2011	3/31/2011	34.25	30.63	31.70
4/1/2011	6/30/2011	32.63	25.26	28.06
7/1/2011	8/26/2011	29.63	22.59	24.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P35

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	124.77	90.92	100.64
4/1/2008	6/30/2008	116.54	77.67	81.35
7/1/2008	9/30/2008	119.73	69.27	81.64
10/1/2008	12/31/2008	83.69	28.21	42.26

1/1/2009	3/31/2009	55.39	14.50	19.97
4/1/2009	6/30/2009	50.76	19.52	35.30
7/1/2009	9/30/2009	74.89	29.05	70.89
10/1/2009	12/31/2009	71.50	51.74	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	6/30/2010	93.99	71.00	76.27
7/1/2010	9/30/2010	95.85	73.12	86.77
10/1/2010	12/31/2010	117.50	85.81	103.84

1/1/2011	3/31/2011	132.25	106.21	127.25
4/1/2011	6/30/2011	151.73	128.17	143.54
7/1/2011	8/26/2011	172.58	123.69	140.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P36

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	55.47	35.17	51.74
4/1/2008	6/30/2008	80.54	50.15	76.19
7/1/2008	9/30/2008	76.65	42.17	44.00
10/1/2008	12/31/2008	44.48	15.85	24.41

1/1/2009	3/31/2009	31.82	21.22	26.94
4/1/2009	6/30/2009	40.45	25.73	31.02
7/1/2009	9/30/2009	34.09	26.97	30.11
10/1/2009	12/31/2009	41.31	27.92	36.17

1/1/2010	3/31/2010	42.81	32.76	39.78
4/1/2010	6/30/2010	39.99	28.63	28.75
7/1/2010	9/30/2010	51.10	27.96	48.01
10/1/2010	12/31/2010	51.67	44.22	51.61

1/1/2011	3/31/2011	63.96	50.25	58.93
4/1/2011	6/30/2011	61.80	50.09	56.99
7/1/2011	8/26/2011	62.60	48.93	57.02

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P37

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	12.79	8.06	11.16
4/1/2008	6/30/2008	13.10	7.40	9.26
7/1/2008	9/30/2008	9.94	4.00	4.68
10/1/2008	12/31/2008	4.91	1.03	2.80

1/1/2009	3/31/2009	2.95	1.17	2.00
4/1/2009	6/30/2009	3.89	1.85	2.68
7/1/2009	9/30/2009	5.04	2.26	4.39
10/1/2009	12/31/2009	7.47	3.80	6.18

1/1/2010	3/31/2010	6.99	4.27	5.47
4/1/2010	6/30/2010	6.47	4.90	5.22
7/1/2010	9/30/2010	6.44	4.52	6.32
10/1/2010	12/31/2010	11.52	6.20	11.26

1/1/2011	3/31/2011	11.56	7.81	9.08
4/1/2011	6/30/2011	9.95	6.87	7.69
7/1/2011	8/26/2011	8.64	6.50	7.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P38

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	16.84	11.75	13.36
4/1/2008	6/30/2008	15.46	10.15	11.49
7/1/2008	9/30/2008	19.95	10.33	14.15
10/1/2008	12/31/2008	14.70	3.24	6.04

1/1/2009	3/31/2009	7.61	4.62	6.09
4/1/2009	6/30/2009	10.25	5.89	8.61
7/1/2009	9/30/2009	15.17	7.83	14.41
10/1/2009	12/31/2009	16.57	10.95	15.41

1/1/2010	3/31/2010	23.70	15.16	22.78
4/1/2010	6/30/2010	23.65	13.48	14.94
7/1/2010	9/30/2010	19.35	13.96	14.21
10/1/2010	12/31/2010	15.80	13.15	13.84

1/1/2011	3/31/2011	16.95	11.75	16.38
4/1/2011	6/30/2011	17.84	12.16	13.15
7/1/2011	8/26/2011	17.21	11.16	13.64

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P39

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about August 31, 2011, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P40